UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2012, Vermillion, Inc. (the “Company”) announced the mutually agreed termination without cause of Ms. Page as President and Chief Executive Officer of the Company, effective September 3, 2012, or earlier upon the Company’s entering into an employment agreement with a successor Chief Executive Officer. Ms. Page has agreed to act as a consultant for the Company for at least six months following her termination to aid the transition.

On May 15, 2012, Gail S. Page announced her resignation as a member of the board of directors of the Company, effective immediately.

Ms. Page’s resignation and termination were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	99.1	Press Release dated May 15, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: May 16, 2012	By:	/s/ Eric J. Schoen
Eric J. Schoen
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 15, 2012